Exhibit 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	As of March 31, 2019	As of December 31, 2018

ASSETS
Current Assets:
Cash	$35,145	$108,068
Receivables, Net	1,140,348	994,055
Unbilled Revenues	159,288	176,285
Fuel, Materials, Supplies and Inventory	277,104	238,042
Regulatory Assets	507,255	514,779
Prepayments and Other Current Assets	181,724	260,995
Total Current Assets	2,300,864	2,292,224

Property, Plant and Equipment, Net	26,032,781	25,610,428

Deferred Debits and Other Assets:
Regulatory Assets	4,589,427	4,631,137
Goodwill	4,427,266	4,427,266
Investments in Unconsolidated Affiliates	711,476	464,286
Marketable Securities	415,405	417,508
Other Long-Term Assets	463,788	398,407
Total Deferred Debits and Other Assets	10,607,362	10,338,604

Total Assets	$38,941,007	$38,241,256

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$1,477,830	$910,000
Long-Term Debt – Current Portion	805,519	837,319
Rate Reduction Bonds – Current Portion	43,210	52,332
Accounts Payable	1,006,774	1,119,995
Regulatory Liabilities	385,442	370,230
Other Current Liabilities	840,587	823,006
Total Current Liabilities	4,559,362	4,112,882

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,543,052	3,506,030
Regulatory Liabilities	3,627,389	3,609,475
Derivative Liabilities	372,957	379,562
Accrued Pension, SERP and PBOP	939,786	962,510
Other Long-Term Liabilities	1,259,400	1,196,336
Total Deferred Credits and Other Liabilities	9,742,584	9,653,913

Long-Term Debt	12,284,330	12,248,743

Rate Reduction Bonds	561,727	583,331

Noncontrolling Interest – Preferred Stock of Subsidiaries	155,570	155,570

Common Shareholders' Equity:
Common Shares	1,669,392	1,669,392
Capital Surplus, Paid In	6,242,089	6,241,222
Retained Earnings	4,092,895	3,953,974
Accumulated Other Comprehensive Loss	(57,804)	(60,000)
Treasury Stock	(309,138)	(317,771)
Common Shareholders' Equity	11,637,434	11,486,817

Total Liabilities and Capitalization	$38,941,007	$38,241,256

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars, Except Share Information)	2019	2018

Operating Revenues	$2,415,792	$2,287,962

Operating Expenses:
Purchased Power, Fuel and Transmission	974,882	946,747
Operations and Maintenance	335,597	332,549
Depreciation	214,948	204,266
Amortization	70,961	45,194
Energy Efficiency Programs	140,116	134,241
Taxes Other Than Income Taxes	184,588	182,433
Total Operating Expenses	1,921,092	1,845,430
Operating Income	494,700	442,532
Interest Expense	131,734	121,129
Other Income, Net	30,985	33,789
Income Before Income Tax Expense	393,951	355,192
Income Tax Expense	83,393	83,766
Net Income	310,558	271,426
Net Income Attributable to Noncontrolling Interests	1,880	1,880
Net Income Attributable to Common Shareholders	$308,678	$269,546

Basic and Diluted Earnings Per Common Share	$0.97	$0.85

Weighted Average Common Shares Outstanding:
Basic	317,624,593	317,397,052
Diluted	318,316,082	317,992,999

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars)	2019	2018

Operating Activities:
Net Income	$310,558	$271,426
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	214,948	204,266
Deferred Income Taxes	18,085	88,481
Uncollectible Expense	18,565	19,613
Pension, SERP and PBOP Expense/(Income), Net	8,428	(1,965)
Pension and PBOP Contributions	(4,700)	(171,244)
Regulatory (Under)/Over Recoveries, Net	(19,232)	70,457
Amortization	70,961	45,194
Other	(37,310)	(74,582)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(155,823)	(156,888)
Fuel, Materials, Supplies and Inventory	(39,063)	(26,956)
Taxes Receivable/Accrued, Net	126,381	(5,061)
Accounts Payable	(69,832)	(61,571)
Other Current Assets and Liabilities, Net	(70,242)	(23,456)
Net Cash Flows Provided by Operating Activities	371,724	177,714

Investing Activities:
Investments in Property, Plant and Equipment	(618,418)	(607,334)
Proceeds from Sales of Marketable Securities	234,497	145,438
Purchases of Marketable Securities	(237,794)	(143,264)
Proceeds from the Sale of PSNH Generation Assets	—	130,641
Investments in Unconsolidated Affiliates	(249,138)	(7,340)
Other Investing Activities	4,893	2,140
Net Cash Flows Used in Investing Activities	(865,960)	(479,719)

Financing Activities:
Cash Dividends on Common Shares	(169,757)	(160,027)
Cash Dividends on Preferred Stock	(1,880)	(1,880)
Issuance of Treasury Shares	26,109	—
Increase/(Decrease) in Notes Payable	829,430	(240,005)
Repayment of Rate Reduction Bonds	(30,727)	—
Issuance of Long-Term Debt	—	1,150,000
Retirement of Long-Term Debt	(250,215)	(150,218)
Other Financing Activities	(9,676)	(19,140)
Net Cash Flows Provided by Financing Activities	393,284	578,730
Net (Decrease)/Increase in Cash and Restricted Cash	(100,952)	276,725
Cash and Restricted Cash - Beginning of Period	209,324	85,890
Cash and Restricted Cash - End of Period	$108,372	$362,615

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.